UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

January 26, 2015

Date of report (date of earliest event reported)

DIGI INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34033	41-1532464
(State of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

11001 Bren Road East, Minnetonka, Minnesota	55343
(Address of principal executive offices)	(Zip Code)

(952) 912-3444

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Our annual meeting of stockholders was held on January 26, 2015. Of the 24,102,171 shares of our common stock eligible to vote at the meeting, 22,076,082 shares were present at the meeting by proxy or in person. The stockholders voted on the following matters:

1.	Ronald E. Konezny was elected as a director for a two-year term. William N. Priesmeyer and Girish Rishi were elected as directors for three-year terms. Voting for each of their elections was:

Name	Votes “For”	Votes “Withheld”	Broker Non-Votes
Ronald E. Konezny	16,579,347	2,801,659	2,695,076
William N. Priesmeyer	14,262,804	5,118,202	2,695,076
Girish Rishi	16,546,783	2,834,223	2,695,076

2.	A non-binding advisory vote regarding the executive compensation disclosed in our proxy statement for the annual meeting received 16,561,983 “for” votes, 2,799,750 “against” votes. 19,273 shares abstained from voting and there were 2,695,076 broker non-votes on this matter.

3.	The stockholders ratified the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2015 with 21,939,698 shares voting in favor of the ratification and 109,429 shares voting against the ratification. 26,955 shares abstained from voting on this matter.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date: January 30, 2015

DIGI INTERNATIONAL INC.

By:	/s/ David H. Sampsell
David H. Sampsell
Vice President, General Counsel & Corporate Secretary